Exhibit 99.2

Investors Bancorp, Inc. to Acquire Gold Coast Bancorp, Inc., Expanding Its Long Island Franchise

Short Hills, N.J. and Islandia, N.Y. - (PRNewswire) - July 24, 2019 - Investors Bancorp, Inc. (“Investors”) (NASDAQ: ISBC) and Gold Coast Bancorp, Inc. (“Gold Coast”) (OTC: GLDT) today announced the signing of a definitive merger agreement under which Investors will acquire Gold Coast. Consideration will be paid to Gold Coast stockholders in a combination of stock and cash valued at $63.6 million, inclusive of outstanding dilutive securities and based on Investors’ closing price of $11.20 on July 23, 2019.
Upon completion of the transaction, Investors will add six branches in Nassau and Suffolk counties in suburban Long Island and a branch in Brooklyn, NY. Founded in 2008, Gold Coast had assets of $563 million, loans of $463 million and deposits of $486 million at March 31, 2019. Under Investors’ ownership, Gold Coast customers will have access to an expanded product and services offering, with the strength and enhanced lending capabilities afforded by Investors’ larger balance sheet.
“We are pleased to partner with Gold Coast, a commercial bank with deep ties to the Long Island community and a strong track record of growth”, said Investors’ Chairman and Chief Executive Officer, Kevin Cummings. “This transaction strengthens Investors’ current suburban Long Island franchise and deepens our presence in this large, affluent market.”
“I am excited by the prospects of uniting our company with Investors”, said John Tsunis, Gold Coast’s Chairman and Chief Executive Officer. “This transaction will provide our customers with an enhanced value proposition through an expanded product and services offering. Additionally, Investors’ community banking approach and customer focus is highly consistent with the model that has made us successful since our inception.”
Under the terms of the agreement, 50% of Gold Coast common shares will be converted into Investors common stock while the remaining 50% will be exchanged for cash. Gold Coast shareholders will have the option to elect to receive either 1.422 shares of Investors common stock, or $15.75 in cash for each common share of Gold Coast they own, subject to proration to ensure that in the aggregate, 50% of transaction consideration will be paid in the form of Investors common stock. Post transaction closing, Investors intends to repurchase an equal amount of its shares as is issued in the transaction.
Investors expects the transaction to be approximately 2.5% accretive to earnings per share, inclusive of fully phased-in cost savings. The transaction will result in less than 1% dilution to tangible book value per share, with a tangible book value earn-back of approximately 3 years based on the “crossover” method and approximately 4 years based on the “static” method. “This transaction represents an effective use of capital and roughly doubles our presence in suburban Long Island,” said Cummings.
Regional Advisory Board and Charitable Efforts
In order to support ongoing customer continuity and future growth initiatives, Investors will create a regional advisory board consisting of members of Gold Coast’s current board of directors. John Tsunis is expected to serve as Chairman of the regional advisory board.
The Investors Charitable Foundation is expected to materially increase its support of the communities which Gold Coast currently serves. The Investors Charitable Foundation supports initiatives in the arts, education, youth development, affordable housing, and health and human services. Since its establishment in 2005, the Investors Charitable Foundation has dedicated more than $34 million in support of the communities the bank serves.

Approvals
The definitive agreement has been approved by the boards of directors of both Investors and Gold Coast. The completion of the transaction is subject to Gold Coast’s stockholder approval and regulatory approvals. Subject to approvals, the transaction is expected to close in the early part of the first quarter of 2020.
Advisors
Lazard acted as Investors’ financial advisor and McCarter & English, LLP acted as its legal counsel. Keefe Bruyette & Woods, A Stifel Company acted as Gold Coast’s financial advisor and Boenning & Scattergood provided a fairness opinion. Windels, Marx, Lane, & Mittendorf, LLP acted as Gold Coast’s legal counsel.
Conference Call Details
Investors Bancorp will host its quarterly earnings conference call and webcast on Thursday, July 25, 2019 at 11:00 am and will cover this transaction at that time.  The conference call will be accessible by dialing (866) 218-2404 or by visiting www.investorsbank.com.  Callers who pre-register will bypass the live operator and may avoid any delays in joining the conference call. Participants will immediately receive an online confirmation, an email and a calendar invitation for the event.  A copy of the investor presentation will be made available prior to the call on the Investors Bancorp’s website www.investorsbank.com.
Conference Call Pre-registration link:  http://dpregister.com/10133145
About Investors
Investors Bancorp, Inc. is the holding company for Investors Bank, which as of June 30, 2019 operates from its corporate headquarters in Short Hills, New Jersey and 147 branches located throughout New Jersey and New York.
About Gold Coast Bancorp, Inc.
Gold Coast Bancorp, Inc. is the holding company for Gold Coast Bank, which was founded in 2008. Headquartered in Islandia, NY with additional branches located in Huntington, Setauket, Farmingdale, Mineola, Southampton and Brooklyn, Gold Coast Bank is a New York State chartered bank whose popularity and reputation stems from the strong, long-term relationships cultivated among its large and diverse customer base.
Forward Looking Statements
Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, as described in the “Risk Factors” disclosures included in our Annual Report on Form 10-K, as supplemented in quarterly reports on Form 10-Q, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions that may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
Important Additional Information
This communication is being made in respect of the proposed merger transaction involving Investors Bancorp, Inc. and Gold Coast Bancorp, Inc. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.
In connection with the proposed transaction, Investors Bancorp, Inc. intends to file a registration statement on Form S-4 with the SEC, which will include a proxy statement of Gold Coast Bancorp, Inc. and a prospectus of Investors Bancorp, Inc., and each party will file other documents regarding the proposed transaction with the SEC and the FDIC, as applicable.  A definitive proxy statement/prospectus will also be sent to Gold Coast Bancorp, Inc. shareholders seeking any required shareholder approvals. Before making any voting or investment decision, investors and security holders of Gold Coast Bancorp, Inc. are urged to carefully read the entire registration statement and proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction.  The documents filed by Investors Bancorp, Inc. with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.  In addition, the documents filed by Investors Bancorp, Inc. may be obtained free of charge at its website at www.investorsbank.com or by contacting Investors Bancorp, Inc., 101 JFK Parkway, Short Hills, New Jersey 07078, Attention: Marianne Wade, telephone 973-924-5100 and the documents filed by Gold Coast Bancorp, Inc. may be obtained free of charge at Gold Coast Bancorp, Inc.’s website at https://gcbny.com or by contacting Gold Coast Bancorp, Inc., 2929 Expressway Drive North, Islandia, New York 11749, Attention: Catherine Califano, telephone 631-233-8600.
Gold Coast Bancorp, Inc. and its directors, executive officers, and certain other persons may be deemed to be participants in the solicitation of proxies from Gold Coast Bancorp, Inc.’s shareholders in favor of the approval of the merger. Shareholders may obtain additional information regarding the interests of such participants by reading the registration statement and the proxy statement/prospectus when they become available.
Investor Relations Contacts
Investors Bancorp, Inc.
Contact: Marianne Wade
(973) 924-5100
investorrelations@investorsbank.com

Gold Coast Bancorp, Inc.
Contact: Catherine Califano
(631) 233-8600
ccalifano@gcbny.com

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